Exhibit 99.1

For investors	For media
Agnes Lee	Jayme Rubenstein
O: 858-836-5971	O: 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the Second Quarter of Fiscal Year 2018

Revenue increased 13% to $601.3 million; up 11% on a constant currency basis

GAAP-diluted earnings per share of $0.07 impacted by one-time tax charges;

non-GAAP-diluted earnings per share of $1.00

Operating cash flow of $132.6 million in the second quarter

SAN DIEGO, January 22, 2018 – ResMed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended December 31, 2017. Revenue for the quarter was $601.3 million, a 13 percent increase compared to the same period of the prior year.

“We had a strong quarter with double-digit revenue and operating profit growth” said Mick Farrell, ResMed’s chief executive officer. “Our masks have performed well around the world, device sales are solid, and our cloud-based software continues to grow rapidly. Our operating excellence initiatives are achieving leverage in the business with more runway ahead.”

Farrell concluded, “We recently announced our first ResMed branded portable oxygen concentrator, called Mobi, which will launch in the current quarter. Mobi exemplifies patient-centered innovation and our commitment to pioneer products and create value with services and solutions that improve patients’ quality of life, reduce the impact of chronic disease and save healthcare costs globally.”

Analysis of second quarter results

Second quarter revenue in United States, Canada and Latin America, excluding Brightree, was $329.2 million, a 12 percent increase over the same period of the prior year. Brightree revenue for the second quarter was $38.7 million, an increase of 14 percent compared to the same period of the prior year. Revenue in Europe, Asia and other markets was $233.4 million, an increase of 8 percent on a constant currency basis, compared to the same period of the prior year.

Gross margin in the second quarter was 58.2 percent, lower than the prior year’s quarter gross margin of 58.3 percent mainly due to declines in average selling prices, which were partially offset by manufacturing and procurement efficiencies.

Income from operations for the quarter was $146.0 million, a 51 percent increase compared with the quarter ended December 31, 2016. Non-GAAP income from operations for the quarter was $157.3 million, a 20 percent increase compared to the same period of the prior year.

Selling, general and administrative expenses were $151.8 million, a 9 percent increase over the same period in the prior year, or a 6 percent increase on a constant currency basis. SG&A expenses improved to 25.2 percent of revenue in the quarter, compared with 26.3 percent reported in the quarter ended December 31, 2016.

Research and development expenses were $40.6 million, or 6.8 percent of revenue. R&D expenses increased by 6 percent compared with the same period last year, or a 4 percent increase on a constant currency basis.

Amortization of acquired intangible assets was $11.3 million during the quarter, which is consistent with the same period last year. Stock-based compensation costs incurred during the quarter of $12.0 million consisted of expenses associated with employee equity grants and our employee stock purchase plan.

Net income for the quarter was $9.5 million, an 88 percent decrease compared to the same period of the prior year. Non-GAAP net income was $143.8 million, a 39 percent increase compared to the prior year.

Non-GAAP measures adjust for amortization of acquired intangibles, impact of U.S. tax reform on income tax expense, restructuring expenses, litigation settlement expenses, acquisition related expenses and the Astral battery field safety notification expenses.

GAAP diluted earnings per share for the quarter decreased by 87 percent to $0.07. Non-GAAP diluted earnings per share of $1.00 were 37 percent higher compared with the same period of the prior year.

Cash flow from operations for the quarter was $132.6 million compared to net income in the current quarter of $9.5 million. During the quarter we paid $49.9 million in dividends.

Impact of U.S. tax reform on income tax expense

On December 22, 2017 “H.R.1”, originally known as the Tax Cuts and Jobs Act, was enacted into law (“U.S. tax reform”). ASC 740 Income Taxes requires companies to recognize the effect of any tax laws during the period in which they are enacted. Accordingly, the company performed preliminary calculations and based on these, recognized additional income tax expense of $126.6 million for the three and six months ended December 31, 2017.

The U.S. tax reform significantly revises the U.S. corporate income tax by, among other things, imposing a one-time transition tax on unremitted foreign earnings, lowering the corporate income tax rate from 35 percent to 21 percent and implementing a territorial tax system in regard to foreign earnings. The one-time transition tax on unremitted foreign earnings results in additional income tax expense of $119.9 million, of which $10.5 million has been recorded as income taxes payable and $109.4 million has been recorded as long-term income taxes payable. The lower corporate tax rate results in a reduction of net deferred tax assets and an increase in income tax expense of $6.7 million.

Share repurchase program

During the quarter, the company repurchased 100,000 shares at a cost of $8.5 million, as part of its ongoing capital management program.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.35 per share. The dividend will have a record date of February 8, 2018, payable on March 15, 2018. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of Chess Depositary Instruments trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be February 7, 2018 for common stock holders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from February 7, 2018 through February 8, 2018, inclusive.

Webcast details

ResMed will discuss its second quarter fiscal year 2018 results today on its webcast at 1:30 p.m. U.S. Pacific Time. The live webcast of the call can be accessed on ResMed’s investor relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q2 2018 earnings webcast” to register and listen to the live webcast. A replay of the earnings webcast will be available on ResMed’s investor relations website approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing 800-585-8367 (U.S.) and +1 416-621-4642 (outside U.S.) and enter the passcode 2385139. The telephone replay will be available until February 5, 2018.

About ResMed

ResMed (NYSE: RMD, ASX: RMD), a world-leading connected health company with more than 4 million cloud-connected devices for daily remote patient monitoring, changes lives with every breath. Its award-winning devices and software solutions help treat and manage sleep apnea, chronic obstructive pulmonary disease and other respiratory conditions. Its 6,000-member team strives to improve patients’ quality of life, reduce the impact of chronic disease and save healthcare costs in more than 120 countries.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches and new markets for its products, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Net revenue	$601,273	$530,397	$1,124,932	$995,846
Cost of sales	251,481	221,326	469,535	412,522
Astral field safety notification expenses (1)	—	—	—	5,070

Gross profit	349,792	309,071	655,397	578,254

Operating expenses:
Selling, general and administrative	151,816	139,307	295,666	268,158
Research and development	40,643	38,190	78,058	72,637
Restructuring expenses (1)	—	4,413	—	4,413
Litigation settlement expenses (1)	—	8,500	—	8,500
Acquisition related expenses (1)	—	10,076	—	10,076
Amortization of acquired intangible assets (1)	11,317	11,690	23,099	23,431

Total operating expenses	203,776	212,176	396,823	387,215

Income from operations (1)	146,016	96,895	258,574	191,039

Other income (expenses), net:
Interest income (expense), net	(2,791)	(2,437)	(5,706)	(4,929)
Other, net	(1,460)	1,749	(2,618)	3,021

Total other income (expenses), net	(4,251)	(688)	(8,324)	(1,908)

Income before income taxes	141,765	96,207	250,250	189,131
Income taxes (1)	132,238	19,464	154,599	36,282

Net income (1)	$9,527	$76,743	$95,651	$152,849

Basic earnings per share	$0.07	$0.54	$0.67	$1.08
Diluted earnings per share	$0.07	$0.54	$0.67	$1.08
Non-GAAP diluted earnings per share (1)	$1.00	$0.73	$1.66	$1.34

Basic shares outstanding	142,715	141,310	142,511	141,048
Diluted shares outstanding	143,855	142,097	143,757	141,982

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited - In thousands)

	December 31, 2017	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$858,899	$821,935
Accounts receivable, net	482,934	450,530
Inventories	296,062	268,319
Prepayments and other current assets	116,454	103,219

Total current assets	1,754,349	1,644,003

Property, plant and equipment, net	401,537	394,241
Goodwill	1,075,315	1,064,874
Other intangibles, net	240,027	261,800
Deferred income taxes and other non-current assets	92,772	103,569

Total non-current assets	1,809,651	1,824,484

Total assets	$3,564,000	$3,468,487

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	78,351	92,763
Accrued expenses	189,368	186,295
Deferred revenue	53,284	51,918
Income taxes payable	16,276	29,150
Short-term debt	1,019,132	—

Total current liabilities	1,356,411	360,126

Non-current liabilities:
Deferred revenue	63,289	53,235
Deferred income taxes	13,141	13,822
Other long term liabilities	2,217	2,427
Long-term debt	—	1,078,611
Long-term income taxes payable	109,414	—

Total non-current liabilities	188,061	1,148,095

Total liabilities	1,544,472	1,508,221

STOCKHOLDERS’ EQUITY:
Common stock	572	569
Additional paid-in capital	1,409,993	1,379,130
Retained earnings	2,312,335	2,316,237
Treasury stock	(1,555,152)	(1,546,611)
Accumulated other comprehensive income	(148,220)	(189,059)

Total stockholders’ equity	$2,019,528	$1,960,266

Total liabilities and stockholders’ equity	$3,564,000	$3,468,487

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RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited - In thousands)

	Six Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$95,651	$152,849
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	58,945	55,504
Stock-based compensation costs	23,958	22,802
Impairment of cost-method investments	2,254	206
Changes in fair value of business combination contingent consideration	—	10,076
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(26,145)	(7,080)
Inventories, net	(20,760)	(36,104)
Prepaid expenses, net deferred income taxes and other current assets	(2,858)	(15,197)
Accounts payable, accrued expenses and other	95,489	23,086

Net cash provided by operating activities	226,534	206,142

Cash flows from investing activities:
Purchases of property, plant and equipment	(32,000)	(29,247)
Patent registration costs	(4,624)	(4,603)
Business acquisitions, net of cash acquired	—	(3,184)
Investments in cost-method investments	(3,725)	(3,867)
Proceeds / (Payments) on maturity of foreign currency contracts	(3,330)	8,209

Net cash used in investing activities	(43,679)	(32,692)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	6,587	9,816
Purchases of treasury stock	(8,541)	—
Proceeds from borrowings, net of borrowing costs	50,000	75,000
Repayment of borrowings	(110,000)	(80,000)
Dividends paid	(99,553)	(92,865)

Net cash (used in) / provided by financing activities	(161,507)	(88,049)

Effect of exchange rate changes on cash	15,616	(28,689)

Net increase / (decrease) in cash and cash equivalents	36,964	56,712
Cash and cash equivalents at beginning of period	821,935	731,434

Cash and cash equivalents at end of period	$858,899	$788,146

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Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In US$ thousands, except share and per share data)

The measure, “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
GAAP income from operations	$146,016	$96,895	$258,574	$191,039
Amortization of acquired intangible assets (A)	11,317	11,690	23,099	23,431
Restructuring expenses (A)	—	4,413	—	4,413
Litigation settlement expenses (A)	—	8,500	—	8,500
Acquisition related expenses (A)	—	10,076	—	10,076
Astral battery field safety notification expenses (A)	—	—	—	5,070

Non-GAAP income from operations	$157,333	$131,574	$281,673	$242,529

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
GAAP net income	$9,527	$76,743	$95,651	$152,849
Amortization of acquired intangible assets, net of tax (A)	7,697	7,968	15,710	15,975
U.S. tax reform transition impact (A)	119,880	—	119,880	—
U.S. tax reform impact on deferred taxes (A)	6,723	—	6,723	—
Restructuring expenses, net of tax (A)	—	3,085	—	3,085
Litigation settlement expenses, net of tax (A)	—	5,392	—	5,392
Acquisition related expenses (A)	—	10,076	—	10,076
Astral battery field safety notification expenses (A)	—	—	—	3,549

Non-GAAP net income (A)	$143,827	$103,264	$237,964	$190,926

Diluted shares outstanding	143,855	142,097	143,757	141,982

GAAP diluted earnings per share	$0.07	$0.54	$0.67	$1.08

Non-GAAP diluted earnings per share (A)	$1.00	$0.73	$1.66	$1.34

(A)	ResMed adjusts for the impact of the amortization of acquired intangibles, impact of U.S. tax reform, restructuring expenses, litigation settlement expenses, acquisition related expenses and the Astral battery field safety notification expenses, from their evaluation of ongoing operations and believes investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight in evaluating ResMed’s performance from core operations and provides consistent financial reporting. Our use of non-GAAP measures is intended to supplement, and not to replace, our presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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